Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Dividend Advantage Municipal Fund 2
333-53240, 811-10255

The annual meeting of shareholders was held on July 29, 2008, at The Northern Trust Company, 50 South LaSalle Street, Chicago, IL 60675; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to August 29, 2008 and additionally adjourned to September 30, 2008, October 28, 2008 and November 25, 2008.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting together as a class
<c>  MuniPreferred shares voting together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities.


   For
           14,502,552
                    1,779
   Against
                762,921
                       302
   Abstain
                444,031
                         69
   Broker Non-Votes
             4,434,989
                    5,665
      Total
           20,144,493
                    7,815



To approve the new fundamental policy relating to investments in municipal securities for the Fund.


   For
           14,556,694
                    1,823
   Against
                723,338
                       256
   Abstain
                429,472
                         71
   Broker Non-Votes
             4,434,989
                    5,665
      Total
           20,144,493
                    7,815

Proxy materials are herein incorporated by reference to the SEC filing on June 30, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08- 008987.